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                                                             Exhibit 24(2)(a)(1)

                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       TO
                                       --
                            CERTIFICATE OF FORMATION
                            ------------------------
                                       OF
                                       --
                      GAM AVALON MULTI-MARKET NEUTRAL, LLC
                      ------------------------------------


     The undersigned, Advisor of GAM Avalon Multi-Market Neutral, LLC, hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is GAM Avalon Multi-Market Neutral, LLC.

     SECOND: The Certificate of Formation of the limited liability company is hereby amended as follows

     Paragraph FIRST of the Certificate of Formation is amended to provide that the name of the limited liability company is: GAM Avalon Dinadan, LLC.

     THIRD: This Certificate of Amendment shall be effective on November 18,
     2002.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 15, 2002.


                                      By: Global Asset Management (USA) Inc.
                                          Advisor


                                      By: /s/ Joseph J. Allessie
                                          ----------------------
                                          Joseph J. Allessie
                                          Secretary and General Counsel